Ex 2.1


                            ASSET PURCHASE AGREEMENT




                                 BY AND BETWEEN


                     INNOVATIVE SOFTWARE TECHNOLOGIES, INC.,


                         IST INTEGRATED SOLUTIONS, INC.,


                            LIETZ DEVELOPMENT, INC.,

                          SAPPHIRE OF TAMPA BAY, INC.,


                                       AND

                        CHRISTOPHER LIETZ AND TODD LIETZ


                             Dated as of May 6, 2005

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                                TABLE OF CONTENTS

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
ARTICLE I SALE OF ASSETS; ASSUMPTION OF LIABILITIES; CLOSING.....................................................1

         Section 1.1       Sale of Assets........................................................................1
         Section 1.2       Excluded Assets.......................................................................3
         Section 1.3       Assumption of Liabilities.............................................................3
         Section 1.4       Purchase Price and Performance Consideration..........................................4
         Section 1.5       Allocation of Purchase Price..........................................................5
         Section 1.6       Closing...............................................................................5
         Section 1.7       Deliveries at Closing.................................................................5
         Section 1.8       Collection of Accounts Receivable.....................................................6
         Section 1.9       Nonassignability of Assets............................................................6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDERS.............................................7

         Section 2.1       Representations and Warranties of Seller and Stockholders.............................7
         Section 2.2       Organization and Good Standing........................................................7
         Section 2.3       Corporate Authority; Legal Capacity; Stock............................................7
         Section 2.4       No Conflict; Approvals................................................................7
         Section 2.5       Financial Statements..................................................................8
         Section 2.6       Books and Records.....................................................................8
         Section 2.7       Title to the Assets...................................................................8
         Section 2.8       Real Property.........................................................................8
         Section 2.9       Leases................................................................................8
         Section 2.10      Fixed Assets..........................................................................9
         Section 2.11      Contracts.............................................................................9
         Section 2.12      Litigation............................................................................9
         Section 2.13      Taxes.................................................................................9
         Section 2.14      Inventory............................................................................10
         Section 2.15      Accounts Receivable..................................................................10
         Section 2.16      No Subsidiaries......................................................................10
         Section 2.17      Broker's or Finder's Fees............................................................10
         Section 2.18      Insurance Policies...................................................................11
         Section 2.19      Employee Benefit Plans...............................................................11
         Section 2.20      Employees............................................................................13
         Section 2.21      Employee Relations...................................................................13
         Section 2.22      Compliance with Laws.................................................................14
         Section 2.23      Environmental Matters................................................................14
         Section 2.24      Disclosure...........................................................................15
         Section 2.25      Discounts............................................................................15
         Section 2.26      Commissions and Royalties............................................................15
         Section 2.27      Intellectual Property................................................................15


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         Section 2.28      No Undisclosed Liabilities...........................................................15
         Section 2.29      Absence of Certain Changes...........................................................16
         Section 2.30      Investment...........................................................................17
         Section 2.31      Tax Matters..........................................................................17

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................................................17

         Section 3.1       Representations and Warranties of Purchaser..........................................17
         Section 3.2       Organization and Good Standing.......................................................17
         Section 3.3       Corporate Authority..................................................................18
         Section 3.4       No Conflict; Authorization...........................................................18
         Section 3.5       Litigation...........................................................................18
         Section 3.6       Broker's or Finder's Fees............................................................18
         Section 3.7       Tax Matters..........................................................................18

ARTICLE IV CONDITIONS TO PURCHASER'S OBLIGATIONS................................................................18

         Section 4.1       Conditions to Purchaser's Obligations................................................18
         Section 4.2       Transfer Documents...................................................................18
         Section 4.3       Good Standing Certificate............................................................19
         Section 4.4       No Litigation Threatened.............................................................19
         Section 4.5       Approvals and Consents...............................................................19
         Section 4.6       Representations and Warranties True and Accurate as of Closing.......................19
         Section 4.7       Absence of Liens.....................................................................19
         Section 4.8       Material Adverse Changes.............................................................19
         Section 4.9       Due Diligence; Schedules.............................................................20
         Section 4.10      Employment Agreement.................................................................20
         Section 4.11      Lease Assignments....................................................................20
         Section 4.12      Opinion of Seller's Counsel..........................................................20
         Section 4.13      Non-Foreign Affidavit................................................................20
         Section 4.14      Bank Accounts........................................................................20
         Section 4.15      Bill of Sale.........................................................................20
         Section 4.16      Assignment and Assumption............................................................20
         Section 4.17      Tax Matters..........................................................................20
         Section 4.18      Other Documents......................................................................21

ARTICLE V CONDITIONS TO SELLER'S AND STOCKHOLDERS'S OBLIGATIONS.................................................21

         Section 5.1       Conditions to Seller's Obligations...................................................21
         Section 5.2       Representations, Warranties and Covenants............................................21
         Section 5.3       No Litigation Threatened.............................................................21
         Section 5.4       Assumption of Assumed Liabilities....................................................21

ARTICLE VI COVENANTS............................................................................................22

         Section 6.1       Further Assurances...................................................................22
         Section 6.2       Disclosure...........................................................................22
         Section 6.3       Tax Matters..........................................................................22
         Section 6.4       Non-competition; Non-Solicitation....................................................23
         Section 6.5       Confidentiality......................................................................23


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         Section 6.6       Forbearance by Seller................................................................24
         Section 6.7       Affirmative Covenants Pending Closing................................................25
         Section 6.8       Insurance and Maintenance and Location of Assets.....................................25
         Section 6.9       Access...............................................................................26
         Section 6.10      Sales and Use Taxes..................................................................26
         Section 6.11      Consent of Seller....................................................................26
         Section 6.12      Duty to Supplement...................................................................26
         Section 6.13      Exclusive Dealing....................................................................26
         Section 6.14      Employees and Employee Benefits......................................................27
         Section 6.15      IST Common Stock.....................................................................27

ARTICLE VII TERMINATION.........................................................................................28

         Section 7.1       Termination..........................................................................28
         Section 7.2       Effect of Termination................................................................28

ARTICLE VIII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION........................................29

         Section 8.1       Survival of Representations and Warranties...........................................29
         Section 8.2       Seller's and Stockholders's Obligation to Indemnify..................................29
         Section 8.3       Limitations on Seller's and Stockholders's Indemnification...........................30
         Section 8.4       Survival of Purchaser Obligations....................................................30
         Section 8.5       Purchaser Obligation to Indemnify....................................................30
         Section 8.6       Limitations on Purchaser Indemnification.............................................31
         Section 8.7       Procedures Relating to Indemnification...............................................31
         Section 8.8       Characterization of Indemnification Payments.........................................32

ARTICLE IX MISCELLANEOUS........................................................................................32

         Section 9.1       Certain Definitions..................................................................32
         Section 9.2       Professional Expenses................................................................33
         Section 9.3       Governing Law........................................................................33
         Section 9.4       Jurisdiction.........................................................................34
         Section 9.5       Captions.............................................................................34
         Section 9.6       Notices..............................................................................34
         Section 9.7       Parties in Interest..................................................................35
         Section 9.8       Counterparts.........................................................................35
         Section 9.9       Entire Agreement.....................................................................35
         Section 9.10      Amendments; Waivers..................................................................35
         Section 9.11      Severability.........................................................................35
         Section 9.12      Rules of Construction................................................................35
         Section 9.13      Risk of Loss.........................................................................36
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                             TABLE OF DEFINED TERMS

12-31-04  Balance Sheet                            Section 2.5
Accounts Receivable                                Section 1.1(a)
Accredited Investor                                Section 2.30
Act                                                Section 2.30
Affected Employees                                 Section 6.14(a)
Affiliate                                          Section 9.1(a)
Allocation                                         Section 1.6
Applicable Cap                                     Section 8.3(b)
Assignment and Assumption Agreement                Section 4.18
Assumed Liabilities                                Section 1.3
Belief                                             Section 9.1(d)
Business                                           Preamble
Cap Amount                                         Section 8.2(f)
Closing                                            Section 1.7
Closing Date                                       Section 1.7
COBRA                                              Section 2.19(a)(ii)
Code                                               Section 9.1(b)
Competing Business                                 Section 6.4
Contracts                                          Section 1.1(e)
Deductible Amount                                  Section 8.3(b)
DOL                                                Section 2.19(a)(iii)
Employee                                           Section 2.19(a)(v)
Employee Agreement                                 Section 2.19(a)(vi)
Environmental Requirements                         Section 2.23(a)
ERISA                                              Section 2.19(a)(iv)
ERISA Affiliate                                    Section 2.19(a)(i)
Excluded Assets                                    Section 1.2
Expiration Date                                    Section 8.1(a)
Financial Statements                               Section 2.5
Fixed Assets                                       Section 1.1(d)
GAAP                                               Section 9.1(c)
Government Contracts                               Section 2.11
Governmental Authorities                           Section 2.11
Indemnification Obligation                         Section 1.5(i)
Indemnified Party                                  Section 8.7(a)
Indemnifying Party                                 Section 8.7(a)
Information                                        Section 9.1(d)
Intellectual Property                              Section 1.1(j)
Inventory                                          Section 1.1(c)
IRS                                                Section 2.19(a)(vii)
IST Common Stock                                   Section 1.4
Knowledge                                          Section 9.1(d)
Leased Real Property                               Section 2.8
Leases                                             Section 1.1(f)


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Liens                                              Section 2.3(b)
Losses                                             Section 8.2(a)
Material to the Business                           Section 9.1(e)
New Sub                                            Preamble
Ordinary Course of Business                        Section 9.1(f)
Pension Plan                                       Section 2.19(a)(viii)
Performance Consideration                          Section 1.5
Person                                             Section 9.1(g)
Premises                                           Section 1.1(c)
Purchase Price                                     Section 1.4
Purchased Assets                                   Section 1.1
Purchaser                                          Preamble
Purchaser Indemnified Persons                      Section 8.2(a)
Returns                                            Section 2.13
Seller                                             Preamble
Seller Disclosure Schedule                         Section 2.1
Seller Employee Plan                               Section 2.19(a)(ix)
Stock Consideration                                Section 1.4
Stockholder                                        Preamble
Tax                                                Section 9.1(h)
Taxing Authority                                   Section 9.1(i)
Third Party Claim                                  Section 8.7(b)
Trade Secrets                                      Section 6.5
Transfer Tax                                       Section 6.3(b)
Unaudited Financial Statements                     Section 2.5
Uncollected Accounts Receivable                    Section 1.9


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                                    SCHEDULES

Schedule 1.1(a)                                Accounts Receivable
Schedule 1.1(c)                                Inventory
Schedule 1.1(d)                                Fixed Assets
Schedule 1.1(e)                                Contracts
Schedule 1.1(f)                                Leases
Schedule 1.5                                   Purchase Price Allocation
Schedule 4.5                                   Required Consents
Schedule 4.6                                   Seller Officer Certificate
Schedule 4.10                                  Employment Agreements
Schedule 5.2                                   Purchaser Officers Certificate
Schedule 6.14(a)                               Employee List


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                           SELLER DISCLOSURE SCHEDULE

Disclosure Schedule 2.4                  Conflicts
Disclosure Schedule 2.5                  Financial Statements
Disclosure Schedule 2.6                  Bank Accounts
Disclosure Schedule 2.7                  Liens
Disclosure Schedule 2.9                  Leases
Disclosure Schedule 2.12                 Litigation
Disclosure Schedule 2.14                 Inventory
Disclosure Schedule 2.15                 Accounts Receivable
Disclosure Schedule 2.15                 Aged Schedule of Accounts Receivable
Disclosure Schedule 2.18                 Seller's Insurance Policies
Disclosure Schedule 2.19(b)              Seller Employee Plans and Agreements
Disclosure Schedule 2.20(a)              Officers and Employees
Disclosure Schedule 2.20(b)              Non-Competition Agreements
Disclosure Schedule 2.21                 Employee Relations
Disclosure Schedule 2.22                 Licenses and Permits
Disclosure Schedule 2.25                 Discounts
Disclosure Schedule 2.26                 Commissions
Disclosure Schedule 2.27                 Intellectual Property
Disclosure Schedule 2.27(a)              Intellectual Property Claims
Disclosure Schedule 2.29                 Absence of Changes


                                    EXHIBITS

Exhibit A                                Assumed Liabilities
Exhibit B                                Employment Agreement between Chris
                                         Lietz and Purchaser
Exhibit C                                Employment Agreement between Todd
                                         Lietz and Purchaser
Exhibit D                                Opinion of Seller's Counsel
Exhibit E                                Bill of Sale
Exhibit F                                Assignment and Assumption Agreement


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

                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT dated this 6th day of May, 2005 by and between Lietz Development, Inc., Sapphire of Tampa Bay, Inc., both Florida corporations (the "Seller"), Christopher Lietz and Todd Lietz (the "Stockholders"), Innovative Software Technologies, Inc., a California Corporation ("Purchaser"), and IST Integrated Solutions, Inc., a Delaware corporation and a wholly owned subsidiary of Purchaser (the "New Sub").

                                   BACKGROUND

      Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and assume from Seller, pursuant to and in accordance with the terms and conditions of this Agreement, substantially all of the assets and certain of the liabilities of Seller, which is engaged in the business of selling hardware and software, setting up and maintaining networks, hosting client servers, managing IT on behalf of clients, and developing software applications (the "Business"). Stockholders own all of the issued and outstanding shares of capital stock of Seller and agree to be jointly and severally liable with Seller, subject to the terms and conditions set forth below, for certain of the obligations of Seller hereunder. Purchaser and Seller intend this transaction to qualify as a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

               SALE OF ASSETS; ASSUMPTION OF LIABILITIES; CLOSING

      Section 1.1 Sale of Assets. Subject to the terms and conditions of this Agreement, at the Closing (as defined herein), Seller shall sell, assign, transfer and deliver to New Sub, and Purchaser shall purchase from Seller, all of Seller's right, title and interest in and to all Seller's assets other than the Excluded Assets (as defined below), including the following assets (collectively, the "Purchased Assets"). The Purchased Assets shall include, but not be limited to, the following:

            (a) all accounts and other receivables of Seller as of the Closing Date (as defined herein), including but not limited to all accounts receivable to be set forth on Schedule 1.1(a) hereto (the "Accounts Receivable");

            (b) all cash of Seller as of the Closing Date;

            (c) all inventory of Seller located at 4201 West Cypress Street, Tampa, Florida 33607, (the "Premises") on hand as of the Closing Date, all inventory of Seller in the possession of a contractor or subcontractor of Seller as of the Closing Date, all inventory of Seller consigned to customers of Seller as of the Closing Date and all inventory of Seller in transit as of the Closing Date pursuant to purchase orders issued by Seller in the ordinary course of business, including but not limited to all inventory which is itemized, accounted for, located and set forth on Schedule 1.1(c) to this Agreement (collectively, the "Inventory");

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            (d) all machinery, equipment, furniture, trade fixtures, tools, trailers and motor vehicles of Seller, and all supplies (including office supplies), manuals, maintenance and other records pertaining thereto, including those set forth on Schedule 1.1(d) (the "Fixed Assets");

            (e) all Seller's rights in, to and under all agreements, contracts, leases, license agreements and other executory instruments to which Seller is a party relating to the Business, and all pending purchase and sales orders incurred in the ordinary course of the Business other than Leases (as defined herein), including, but not limited to, those listed on Schedule 1.1(e) (which
Schedule 1.1(e) shall list all such agreements, contracts, leases, license agreements, other executory instruments and purchase and sales orders) (the "Contracts");

            (f) all leases for real property leased from third parties by Seller and used in the conduct of the Business, including the leases set forth on
Schedule 1.1(f) hereto (the "Leases");

            (g) all security deposits and prepaid expenses of Seller, if any;

            (h) all transferable guaranties, warranties, indemnities and similar rights in favor of Seller to the extent related to any Purchased Asset;

            (i) all goodwill associated with or attributable to the Business;

            (j) all Seller's interest in any Intellectual Property. As used herein, the term "Intellectual Property" shall mean and include: (i) all trademark rights, business identifiers, trade dress, service marks, trade names, and brand names; (ii) all copyrights and all other rights associated therewith and the underlying works of authorship; (iii) all patents and all proprietary rights associated therewith; (iv) all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party; (v) all inventions, mask works and mask work registrations, know how, discoveries, improvements, designs, trade secrets, shop and royalty rights, employee covenants and agreements respecting intellectual property and non competition and all other types of intellectual property; and (vi) all registrations of any of the foregoing, all applications therefor, all goodwill associated with any of the foregoing, and all claims for infringement or breach thereof;

            (k) all permits, approvals, qualifications and the like used by Seller in the conduct of the Business issued by any governmental body or other instrumentality to the extent assignable by Seller;

            (l) all customer lists and records, files and correspondence, technical information, and all sales, advertising, and promotional literature, catalogs, artwork, and other items associated with or attributable to the Business;




            (m) all computer source codes, programs and other software of Seller, including all machine readable code, printed listings of code,


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documentation and related property and information of Seller. However, the parties agree that the Scorpion and Automated Patient Interface ("API") products being purchased in this transaction will automatically revert to the ownership of Christopher Lietz should IST cease operations or file for bankruptcy within two years of Closing.

            (n) all records and files of Seller of every kind including, without limitation, invoices, customer and vendor lists, blueprints, specifications, designs, drawings, and operating and marketing plans, and all other documents, tapes, discs, programs or other embodiments of information of Seller;

            (o) the names "Data Tech" and "Graphics Tech" and all rights to use or allow others to use such name; and

      t 12 (p) all causes of action relating to the Business arising out of occurrences before the Closing, and other intangible rights and assets.

      Section 1.2 Excluded Assets. The provisions of Section 1.1 notwithstanding, Seller shall not sell, transfer, assign, convey or deliver to New Sub, and Purchaser will not purchase or accept the following assets of Seller (collectively, the "Excluded Assets"):

            (a) the consideration delivered by Purchaser pursuant to this Agreement;

            (b) all Seller's rights and obligations in, to and under all employment agreements, and

            (c) Seller's certificate of incorporation, corporate seal, stock books, minute books and other corporate records having exclusively to do with corporate organization and capitalization of Seller, except that Purchaser shall have reasonable access to such books and records and may make excerpts therefrom and copies thereof.

      Section 1.3 Assumption of Liabilities. Subject to the terms and conditions of this Agreement, at the Closing, Purchaser shall assume and pay, discharge or perform when due only those liabilities set forth on Exhibit "A" attached hereto (collectively, the "Assumed Liabilities").

      Without limiting the foregoing, except as set forth on Exhibit A, Purchaser shall not be liable for any liability, obligation or claim:

            (a) based upon any written or implied warranty or any theory of product liability, including but not limited to claims for bodily injury and property damage, with respect to goods sold, leased, processed, manufactured, consigned, distributed or transferred by Seller prior to the Closing;

            (b) for any and all severance or other termination benefits owing to any employee of Seller arising out of or resulting from severance or termination by Seller prior to or in connection with the Closing;

            (c) for Taxes;


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            (d) relating to employee benefits or compensation arrangements existing on or prior to the Closing Date, including, without limitation, any liability or obligation under any of Seller's employee benefit agreements, plans or other arrangements as set forth in Section 2.19(b) of the Seller Disclosure Schedule hereof;

            (e) arising under or in connection with any event occurring or circumstance existing prior to the Closing with respect to any pension plan, profit sharing plans or other employee benefit plan of Seller;

            (f) to a third party for infringement of such third party's Intellectual Property arising under or in connection with any event occurring prior to Closing;

            (g) with respect to any action, suit, proceeding, arbitration, investigation or inquiry, whether civil, criminal or administrative arising under or in connection with any event occurring prior to Closing;

            (h) incurred by Seller in connection with this Agreement and the transactions contemplated hereby;

            (i) of Seller to its present or former stockholders;

            (j) relating to indebtedness of Seller for borrowed money;

            (k) in connection with any violation by Seller of or failure by Seller to comply with any statute, law, ordinance, rule or regulation or any order writ, injunction, judgment, plan or decree of any court arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, foreign or other prior to Closing;

            (l) with respect to any items listed in Sections 2.12 of the Seller Disclosure Schedule; or

            (m) arising under or in connection with any of the Excluded Assets.

      Section 1.4 Purchase Price and Performance Consideration. The purchase price for the Purchased Assets shall be $440,000 comprising (i) the assumption of the Assumed Liabilities, and (ii) the issuance of a number of shares of common stock of Purchaser ("IST Common Stock") having an aggregate fair market value equal to the difference between the Purchase Price and the Assumed Liabilities at Closing (the "Stock Consideration"). For the purposes of this Agreement, the fair market value per share of IST Common Stock shall be the average closing price of such shares on the OTC Bulletin Board during the twenty
(20) trading days immediately prior to the Closing Date. The Stock Consideration shall not exceed one million three hundred fifty thousand (1,350,000) shares.

            The Purchase Price is based upon certain expectations of future revenue generation by Purchaser. Therefore, one-half of the Stock Consideration shall be paid upon Closing and one-half of the Stock Consideration will be payable one year following Closing (the "Performance Consideration") contingent


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

upon the attainment of $2,000,000 in gross revenue for Purchaser for the 2005 calendar year. The Performance Consideration shall be adjusted pro rata should gross revenue fall short of this amount.

            The assumption of the Assumed Liabilities together with the Stock Consideration shall collectively be referred to as the "Purchase Price."

            The parties further agree that New Sub will pay royalties to Christopher Lietz in the amount of 3% of net sales of the Scorpion product and 3% of the net sales of the API product for a period from Closing until Three Years following the official product release.


      Notwithstanding anything to the contrary in this Agreement, if Purchaser does not receive the affidavit described in Section 4.16 on or before the Closing, Purchaser shall be entitled to withhold from any amounts payable pursuant to this Agreement any and all amounts required to be withheld pursuant to Section 1445 of the Code an applicable Treasury Regulations.

      Section 1.5 Allocation of Purchase Price. The parties shall mutually agree on the allocation of the Purchase Price (the "Allocation") among the Purchased Assets as set forth on Schedule 1.5. Seller and Purchaser agree (i) to be bound by the Allocation; (ii) act in accordance with the Allocation in the filing of all Tax returns (including, without limitation filing Form 8594 with the federal income Tax return for the taxable year that includes the date of the Closing) and in the course of any Tax audit, review or litigation relating thereto; and
(iii) take no position and cause their Affiliates to take no position inconsistent with the Allocation. Seller and Purchaser mutually agree to file a Form 8594 which will set forth the allocation of the Purchase Price among the Purchased Assets as set forth on Schedule 1.5, and not later than 30 days prior to the filing of their respective Forms 8594 relating to this transaction, each party shall deliver to the other party a copy of its Form 8594.

      Section 1.6 Closing. The closing of the purchase and sale of the Purchased Assets and the assignment and assumption of the Assumed Liabilities (the "Closing") shall take place at the offices of Purchaser's counsel, Foley & Lardner LLP, 100 North Tampa Street, Suite 2700, Tampa, Florida on or before May 4th, 2005 (the "Closing Date").





      Section 1.7 Deliveries at Closing.

            (a) Deliveries by Purchaser. At or prior to the Closing, Purchaser shall deliver or cause to be delivered to Seller the following:

                  (i) Stock certificates representing that number of shares of
            IST Common Stock equal to the Stock Consideration;

                  (ii) the officer's certificate referred to in Section 5.2
            hereof; and


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                  (iii) any other documents, certificates, instruments or
            writings required to be delivered by Purchaser at or before the Closing pursuant to this Agreement or otherwise.

            (b) Deliveries by Seller. At or prior to the Closing, Seller shall deliver to Purchaser the following:

                  (i) the certificates referred to in Section 4.6 hereof; and

                  (ii) any other documents, certificates, instruments or
            writings required to be delivered by the Purchaser at or before the Closing pursuant to this Agreement or otherwise required in connection herewith.

      Section 1.8 Collection of Accounts Receivable. Seller shall promptly transfer and deliver to Purchaser any cash or other property that it may receive following Closing in payment of any of the Accounts Receivable. Seller shall refer to Purchaser any inquiries received by Seller following Closing relative to the Accounts Receivable. In the event that any of the Accounts Receivable as itemized on Section 2.15 of the Seller Disclosure Schedule are not collected by Purchaser after using commercially reasonable collection efforts (which shall not require Purchaser to incur any expense) within one hundred eighty (180) days from the Closing Date, Seller shall pay to Purchaser within three days thereafter (which payment may be accomplished in whole or in part, at the option of the Purchaser, by the Purchaser setting off any amount owed to Seller or Stockholders by Purchaser) the amount of such uncollected Accounts Receivable (the "Uncollected Accounts Receivable"), net of any reserves for accounts receivable included in the 12/31/04 Balance Sheet. Any such Uncollected Accounts Receivable that are not with continuing customers and are not the result of billing error shall be assigned to Seller without recourse and Seller shall have the right to pursue collection of such Uncollected Accounts Receivable (and Purchaser agrees that such collection actions shall not violate any non-competition or non-solicitation covenants to which Seller is bound hereunder). Purchaser agrees to credit collections of Accounts Receivable in accordance with customer payment instructions, if indicated, and otherwise using a first in, first out method. If and to the extent that Seller does not pay to Purchaser the full amount owed to Purchaser pursuant to this Section 1.9, the Stockholders shall be obligated, without further demand or notice, to pay to Purchaser such amount as is necessary to cause the aggregate payments to Purchaser to equal the amount of any Uncollected Accounts Receivable.



      Section 1.9 Nonassignability of Assets. To the extent that the sale, assignment or transfer to Purchaser of any asset that is intended to be a Purchased Asset would require any third party approval and such approval shall not have been obtained prior to the Closing, at Purchaser's option, the Closing shall proceed without the sale, assignment or transfer of any such asset and (i) the asset (and its related liabilities) will not be considered a Purchased Asset or an Assumed Liability for the purposes hereof unless and until such approval has been obtained; (ii) the parties shall use their reasonable best efforts to obtain such approval; and (iii) pending such approval the parties shall


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cooperate with each other in any mutually agreeable, reasonable and lawful arrangement designed to provide Purchaser with the economic and operational equivalent of the use of such asset and its related liabilities.

ARTICLE II

            REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDERS

      Section 2.1 Representations and Warranties of Seller and Stockholders. Seller and Stockholders hereby jointly and severally represent and warrant to Purchaser that the following are true and correct as of the date first above written and shall be true and correct on the Closing Date and shall be unaffected by any investigation heretofore or hereafter made by Purchaser or any knowledge of Purchaser other than as specifically disclosed in the Disclosure Schedule delivered to Purchaser at the time of execution of this Agreement (the "Seller Disclosure Schedule"):

      Section 2.2 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is duly qualified to transact business and is in good standing in each jurisdiction in which the character or location of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary.

      Section 2.3 Corporate Authority; Legal Capacity; Stock.(a) Seller has full corporate power and authority to own and use its property, to carry on its business as now being conducted and to execute, deliver and perform all of its obligations under this Agreement and all other agreements to be executed, delivered and performed by it hereunder. Stockholders has full legal capacity to execute, deliver and perform all of his obligations under this Agreement and all other agreements to be executed, delivered and performed by him hereunder. Seller has taken all necessary corporate action to authorize and approve the execution, delivery and performance of this Agreement. This Agreement has been, and all other agreements to be executed hereunder upon such execution and delivery will have been, duly and validly executed and delivered by Seller and Stockholders and constitute, and will constitute, a legal, valid and binding obligation of Seller and Stockholders, enforceable against each of them in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors' rights and general equity principles.

            (b) Stockholders owns beneficially and of record, and Stockholders has good and valid title to all of the common stock of Seller, free and clear of all liens, encumbrances, security interests, mortgages, pledges, claims or options of any kind whatsoever (collectively "Liens"), The common stock of Seller is not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding.

      Section 2.4 No Conflict; Approvals. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will (i) violate or conflict with any provision of the Articles of Incorporation or By-laws of Seller or any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Seller or any Stockholders or any of their respective assets is subject, (ii) except as set forth on Section

2.4 of the Seller Disclosure Schedule, result in the breach or of any provision of, or create in any party the right to accelerate, terminate, modify or cancel or exercise any remedy under, any agreement or other instrument or obligation to which any of the Purchased Assets may be subject, bound or affected, or (iii) require notice, authorization, consent, exemption, approval or other action of any public body or authority (including under any "plant closing" or similar law).

      Section 2.5 Financial Statements. Seller has delivered to Purchaser unaudited balance sheets of Seller for the fiscal years ended December 31, 2004 and 2003, and the related statements of income and cash flows for the years then ended (collectively, the "Financial Statements"). Except as provided on Section
2.5 of the Seller Disclosure Schedule, all of such Financial Statements (including all notes and schedules contained therein or annexed thereto) are true, complete and accurate, have been prepared in accordance with GAAP (except for the absence of footnote disclosure) applied on a consistent basis, have been prepared in accordance with the books and records of Seller, and fairly present, in accordance with GAAP, the assets, liabilities and financial position, the results of operations and cash flows of Seller as of the dates and for the years and periods indicated.

      Section 2.6 Books and Records. The material books of account and other records of the Business, all of which have been made available to Purchaser prior to the Closing, are complete and accurate in all material respects. Set forth in Section 2.6 of the Seller Disclosure Schedule is a list of each bank in which Seller has an account or safe deposit box, the name and number of each such account or box and the names of all persons authorized to draw thereon or who have access thereto, with the amounts they are authorized to draw.

      Section 2.7 Title to the Assets. Except as set forth in Section 2.7 of the Seller Disclosure Schedule, Seller has and at the Closing will transfer to Purchaser good and marketable title to the Purchased Assets, free and clear of all Liens. The Purchased Assets include all rights, properties and other assets necessary for Seller to conduct the Business in the same manner as its business has been conducted.

      Section 2.8 Real Property. Seller does not own any real property. The real property located at 4201 West Cypress Street, Tampa, Florida 33607, that is the subject of the Leases ("Leased Real Property"), is not subject to any building use restrictions, exceptions, variances, reservations or limitations and none of the buildings, structures and appurtenances situated thereon, and the use thereof by Seller does not, and the use thereof by Purchaser (assuming Purchaser continues the same use as Seller) will not, violate in any material respect any restrictive covenant or any provision of any federal, state or local law, ordinance, rule or regulation, or encroach on any property owned by others. No condemnation proceeding is pending or, to the best of Seller's or Stockholders's knowledge, threatened which would preclude or impair the use of any Leased Real Property by Purchaser.

      Section 2.9 Leases. Schedule 1.1(f) contains an accurate and complete list of all Leases. Each Lease is in full force and effect, all rents and additional sums due from Seller to date on each Lease have been paid, in each case Seller is in peaceable possession thereunder and is not in material default thereunder and no waiver, indulgence or postponement of Seller's obligations thereunder has been granted by the lessor, and to Seller's and Stockholders's knowledge there exists no event of default or event, occurrence, condition or act (including the purchase of the Purchased Assets hereunder) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a material default by Seller under any Lease. Seller has not violated or been given written notice of violation of any of the terms or conditions under any Lease and, to Seller's and Stockholders's knowledge, all of the material covenants to be performed by any other party under any Lease have been fully performed. The properties leased by Seller and used in the Business have no material defects except as set forth on Section 2.9 of the Seller Disclosure Schedule and are adequate and suitable for the purposes for which they are presently being used. Seller has provided Purchaser with a true, correct and complete copy of each Lease.

      Section 2.10 Fixed Assets. Schedule 1.1(d) is a complete and accurate description of all machinery, equipment, furniture, trade fixtures, tools, trailers, and motor vehicles owned by Seller and used in the operation of Business. Schedule 1.1(d) correctly reflects the location of all of the items listed thereon. The Fixed Assets are free of material defects, and are adequate and suitable for the purposes for which they are currently being used by Seller.

      Section 2.11 Contracts. Schedule 1.1(e) contains an accurate and complete list of all Contracts. All Contracts of Seller are freely assignable except as indicated on Schedule 1.1(e) hereto. Complete and correct copies of all such Contracts have been delivered to Purchaser. All such Contracts are valid and binding, in full force and effect and enforceable in accordance with their respective terms (subject to bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors' rights and general equity principles). Seller is not in breach or default under any of the Contracts, nor has there occurred an event or condition which, with the passage of time or giving of notice (or both) would constitute a breach or default by Seller under any such Contract, nor, to the best knowledge, information and belief of Seller and Stockholders, are any of the other parties to such Contracts in breach of default thereunder. All Contracts (the "Government Contracts") with federal, state, local or foreign governmental entities or any subdivision thereof (the "Governmental Authorities") have been performed by the Seller in compliance with all applicable statutes, rules, regulations, orders, ordinances, laws, decrees and codes of Governmental Authorities, applicable to contracting with such Governmental Authorities.

      Section 2.12 Litigation. Except as set forth in Section 2.12 of the Seller Disclosure Schedule, there is no action, suit, proceeding at law or in equity by any person or entity, or any arbitration or any administrative or other proceeding by or before or, to the best of Seller's and Stockholders's knowledge, threatened against or affecting Seller nor has Seller received notice of or otherwise have knowledge of any investigation by any governmental or other instrumentality or agency concerning Seller or any of its properties or rights which is or could reasonably be expected to (i) adversely affect the right or ability of Seller to carry on the Business as now conducted; (ii) adversely affect the condition, whether financial or otherwise, of the Business; or (iii) question the validity of this Agreement or any of Seller's agreements and covenants regarding transactions contemplated hereby.

      Section 2.13 Taxes. Seller has filed, or prior to the Closing will timely file, within the times and within the manner prescribed by law, all federal, state and local tax returns, information returns, forms, reports, declarations and all other tax reports and returns ("Returns") which are required to be filed by it as of the Closing with respect to the Business or the Assets. Each Return is true, correct and complete in all material respects and accurately reflects or will fully and accurately reflect all required and appropriate liability for taxes of Seller for the periods covered thereby, and no Return has been amended. All Taxes payable by or due from Seller prior to the Closing Date with respect to the Business have been fully and timely paid and those Taxes with respect to the Business that are not due prior to the Closing Date are fully provided for in the books and records of Seller. Seller is not currently under audit by any Taxing Authority and has no outstanding agreements or waivers extending the statutory period of limitations applicable to any Return. There are no unresolved audit issues with respect to prior Returns, there are no requests for rulings or determinations in respect of any Tax pending between the Seller and any Taxing Authority, and there are no circumstances or pending questions relating to potential Tax liabilities or claims asserted for Taxes that, if adversely determined, could result in a Tax liability that would have an adverse effect on Seller or the Assets for any period. The provision made for Taxes on the 12-31-04 Balance Sheet is sufficient for the payment of all Taxes, whether or not disputed at the date of the 12-31-04 Balance Sheet, and for all years and periods prior thereto. Since the date of the 12-31-04 Balance Sheet, Seller has not incurred any Taxes other than taxes incurred in the ordinary course of business consistent in type and amount with past practices of Seller and adequately reflected on the Final Closing Balance Sheet.

      Section 2.14 Inventory. Except as stated in Section 2.14 of the Seller Disclosure Schedule, the Inventory of Seller has been acquired and maintained by Seller in the ordinary course of the Business and consists of a quality and quantity useable or saleable in the ordinary course of the Business, has a commercial value at least equal to the value shown on the 12-31-04 Balance Sheet and is valued in accordance with GAAP at the lower of cost (on a FIFO basis) or market, except that all obsolete inventory has either been reserved for on the 12-31-04 Balance Sheet or written down in accordance with Seller's inventory accounting policies and procedures as reflected on the inventory valuation reports delivered to Purchaser. Except as set forth in Section 2.14 of the Seller Disclosure Schedule, all Inventory is located at 4201 West Cypress Street, Tampa, Florida 33607.

      Section 2.15 Accounts Receivable. All accounts receivable of Seller reflected on the 12-31-04 Balance Sheet and as incurred in the normal course of business since the date thereof, represent arm's length sales actually made in the ordinary course of Business consistent with past practice; are fully collectible (net of reserves shown on the 12-31-04 Balance Sheet) within 180 days without the necessity of commencing legal proceedings; and are not subject to valid defenses, set-offs or counterclaims, and are not in dispute, except as set forth in Section 2.15 of the Seller Disclosure Schedule, which shall also indicate the amount reserved for such accounts receivable, if any, on the 12-31-04 Balance Sheet. Section 2.15 of the Seller Disclosure Schedule contains an aged schedule of accounts receivable included in the 12-31-04 Balance Sheet.

      Section 2.16 No Subsidiaries. Seller does not own any interest in any corporation, partnership or other entity.

      Section 2.17 Broker's or Finder's Fees. Seller and Stockholders have not used the services of a broker in connection with the consummation of the transactions contemplated hereby. To the extent that any broker is or will be entitled to any commission or fee, Seller and Stockholders shall be responsible for payment of such commission or fee and such commission or fee shall not be deemed to be an account payable of Seller assumed by Purchaser at the Closing.

      Section 2.18 Insurance Policies. Section 2.18 of the Seller Disclosure Schedule contains a complete list of all of Seller's insurance policies relating to the Business. All such insurance policies are in full force and effect and all premiums due thereunder have been paid on a timely basis. Seller has not been notified by any representative of any insurer of the existence of any ground for cancellation of said policies or for the reduction of coverages provided thereby.

      Section 2.19 Employee Benefit Plans.

      (a) Definitions. The following terms shall have the meanings set forth below:

                  (i) "ERISA Affiliate" shall mean any other Person or entity controlled by or under common control with Seller within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

                  (ii) "COBRA" shall mean Consolidated Omnibus Budget
            Reconciliation Act of 1985, as amended;

                  (iii) "DOL" shall mean the United States Department of Labor;

                  (iv) "ERISA" shall mean the Employee Retirement Income
            Security Act of 1974, as amended;

                  (v) "Employee" shall mean any current, former, or retired
            employee, officer, or director of Seller or any ERISA Affiliate;

                  (vi) "Employee Agreement" shall refer to each management,
            employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between Seller or any ERISA Affiliate and any Employee or consultant;

                  (vii) "IRS" shall mean the United States Internal Revenue
            Service;

                  (viii) "Pension Plan" shall refer to each Seller Employee Plan that is an "employee pension benefit plan" within the meaning of
            Section 3(2) of ERISA; and

                  (ix) "Seller Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, deferred compensation, incentive compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including without limitation each "employee benefit plan", within the meaning of Section 3(3) of ERISA that is or has been maintained, contributed to, or required to be contributed to, by Seller or any ERISA Affiliate for the benefit of any Employee, and pursuant to which Seller or any ERISA Affiliate has or may have any liability, contingent or otherwise.

            (b) Schedule. Section 2.19(b) of the Seller Disclosure Schedule contains an accurate and complete list of each Seller Employee Plan and each Employee Agreement. Neither Seller nor any ERISA Affiliate has any plan or commitment to establish any new Seller Employee Plan or Employee Agreement, or to modify any Seller Employee Plan or Employee Agreement.

            (c) Documents. Seller has provided or made available to Purchaser true and complete copies of (i) all documents comprising each written Seller Employee Plan and each written Employee Agreement, including all amendments thereof and any trust agreements, insurance contracts, and other funding agreements and a complete description of any unwritten Seller Employee Plan or Employee Agreement; (ii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Seller Employee Plan or related trust; (iii) the most recent actuarial reports, if any, prepared for each of the Seller Employee Plans for which such report is required or was prepared and the most recent certified financial statements for each of the Seller Employee Plans, if any, for which such report is required or was prepared; (iv) the most recent summary plan description together with the most recent summary of modifications thereto, if any, required under ERISA with respect to each Seller Employee Plan; and (v) all IRS determination letters and rulings, if any, relating to Seller Employee Plans and copies of all applications and correspondence to or from the IRS or the DOL with respect to any Seller Employee Plan.

            (d) Employee Plan Compliance. (i) Seller and each ERISA Affiliate have performed all obligations required to be performed by it under each Seller Employee Plan, and each Seller Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Seller Employee Plan that would result in liability to Seller; (iii) there are no actions, suits or claims pending, or, to the knowledge of Seller, threatened or anticipated (other than routine claims for benefits) against any Seller Employee Plan or against the assets of any Seller Employee Plan that would result in liability to Purchaser; (iv) except as provided under COBRA, each Seller Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Seller, or any of its ERISA Affiliates (other than for ordinary administration expenses typically incurred in a termination event and benefits accrued through the effective date of such amendment, termination or discontinuance); (v) there are no inquiries or proceedings pending or, to the knowledge of the Seller or Stockholders, threatened by the IRS or DOL with respect to any Seller Employee Plan; (vi) the Seller is not subject to any penalty or tax with respect to any Seller Employee Plan under Section 502(i) of ERISA or Section 4975 through 4980 of the Code; and
(vii) all contributions, premiums or other payments due and owing from Seller or its ERISA Affiliates with respect to any Seller Employee Plan have been timely paid or adequately provided for on the 12-31-04 Balance Sheet.

            (e) No Pension Plans. Neither Seller nor an ERISA Affiliate now sponsors nor have they ever sponsored, maintained, contributed to or been required to contribute to a Pension Plan.

            (f) No Post-Employment Obligations. Except as required under the COBRA, no Seller Employee Plan provides, or has any liability to provide, life insurance, medical benefits or other employee benefits to any Employee upon or following his or her retirement or termination of employment for any reason, except for benefits accrued through the date of termination and as may be required by statute, and neither Seller nor any ERISA Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to its Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment.

      Section 2.20 Employees. Section 2.20(a) of the Seller Disclosure Schedule sets forth an accurate and complete list of all officers and employees of Seller, showing as to each the nature of the officer's or employee's job, years of service, the amount or rate of compensation, all accruals of vacation, personal days and sick leave and eligibility to participate in any of Seller's pension, retirement, profit sharing, deferred compensation, stock bonus, stock option, stock ownership, insurance, medical or any other employee benefit plan, and indicating whether such officer or employee is on short-term or long-term disability, leave of absence or lay-off. The reserves for all of the foregoing compensation and benefits set forth on the 12-31-04 Balance Sheet and established as of the Closing Date on the books and records of Seller are or will be adequate and established in accordance with GAAP consistently applied. To the best of Seller's and Stockholders's knowledge, no employee of Seller is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition or proprietary rights agreement, that in any way adversely affects (i) the performance of his or her duties as an employee of Seller, (ii) the ability of Seller to conduct its business as presently conducted and contemplated to be conducted or (iii) the consummation of the transactions contemplated by this Agreement. Section 2.20(b) of the Seller Disclosure Schedule contains a complete and accurate list of all non-competition agreements between Seller and (i) any current employee of Seller and (ii) any former employee of Seller if the term of the non-competition agreement with such former employee has not expired. Copies of all such non-competition agreements have been provided to Purchaser. Except as set forth on Section 2.20(a) of the Seller Disclosure Schedule, Seller has not received any notice of termination from any of its officers or employees as a result of the consummation of the transactions contemplated by this Agreement.

      Section 2.21 Employee Relations. Except as set forth in Section 2.21 of the Seller Disclosure Schedule, Seller has complied in all material respects with all federal, state, local, foreign or other applicable laws, rules and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours and has not and is not engaged in any unfair labor practice or discrimination which would have or are reasonably likely to have an adverse effect Material to the Business of Seller. There is no unfair labor practice or discrimination complaint against Seller pending before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other governmental body; no labor strike, dispute, slow down or stoppage is pending or, to the best of Seller's and Stockholders's knowledge, threatened against or involving Seller; to the best of Seller's and Stockholders's knowledge, no representation question exists respecting the employees of Seller; no formal labor grievance against Seller is currently outstanding; no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; no collective bargaining agreement is currently being negotiated by Seller; and Seller has not experienced any material labor difficulty.



      Section 2.22 Compliance with Laws. Seller has not received any notice from any governmental entity asserting a violation by Seller of, or ordering Seller to comply with, any laws, regulations, or governmental pronouncements of any type, and there are not pending any claims or, to Seller's and Stockholders's knowledge, investigations involving asserted violations thereof. Seller is in compliance in all material respects with all applicable statutes, rules, regulations, ordinances, orders, judgments, decrees and governmental pronouncements of each and every jurisdiction applicable to Seller and has acquired all licenses and permits required for the operation of the Business. A complete and accurate list of all such licenses and permits is set forth on
Section 2.22 of the Seller Disclosure Schedule.

      Section 2.23 Environmental Matters.

            (a) Seller has obtained all permits, licenses and other authorizations which are required to be obtained by Seller for the operation of the Business under federal, state and local laws relating to the environment, and Seller has handled, stored, transported and disposed of the Business's wastes, toxic, hazardous or otherwise, in compliance with all such laws (collectively, "Environmental Requirements").

            (b) Seller has not violated any Environmental Requirements or engaged in or permitted any operations or activities upon, or any use or occupancy of the Leased Real Property, or any portion thereof, for the purpose of or in any way involving the unlawful handling, manufacture, treatment, storage, use, generation, release, discharge, dumping or disposal of any hazardous material, substance or waste (whether accidental or intentional) on, under or in the Leased Real Property, nor is any hazardous material, substance or waste, in violation of any Environmental Requirement, presently constructed, deposited, stored or otherwise located on, under or in the Leased Real Property, nor has any hazardous material, substance or waste migrated from the Leased Real Property upon or beneath other properties. Seller's use, maintenance and operation of the Leased Real Property, and all activities and conduct of business related thereto, have at all times been in compliance with all Environmental Requirements.

            (c) With respect to the Business and the Leased Real Property, Seller has not received notice of any conditions, activities, practices, or plans which may interfere with or prevent continued compliance with any of the foregoing, or which may give rise to any liability, or otherwise form the basis of any claim, action, proceeding, or investigation, relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, discharge, or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste.

            (d) There exists no writ, injunction, decree, order or judgment outstanding, nor any lawsuit, claim, proceeding, citation, directive, summons or investigation or to Seller's and Stockholders's knowledge, pending or threatened, relating to the ownership, use, maintenance or operation of the Leased Real Property, or from alleged violation by Seller of Environmental Requirements, or from the suspected presence of hazardous material, substance or waste.

      Section 2.24 Disclosure. There is no matter known to Seller or Stockholders not disclosed to Purchaser which may have, or is having, an adverse effect Material to the Business of Seller. The information contained in the Exhibits and Schedules attached and to be attached to this Agreement and in all other documents delivered and to be delivered hereunder by Seller or Stockholders to Purchaser is and will be complete and accurate and, subject to the qualifications and limitations identified in this Agreement and its related exhibits, schedules, disclosures and disclaimers, no representation or warranty made or to be made herein or therein contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the representations contained herein or therein not misleading.

      Section 2.25 Discounts. Except as set forth in Section 2.25 of the Seller Disclosure Schedule, with respect to the Business, Seller is not a party to any coupon or other type of arrangement whereby it is required to sell products or services at a material discount from its normal price.

      t 6 0 Section 2.26 Commissions and Royalties. Except as set forth in
Section 2.26 of the Seller Disclosure Schedule, with respect to the Business, Seller is not a party to any arrangement whereby it is required to pay a commission or royalty to any third party for any sales of its products or services.

      Section 2.27 Intellectual Property. Section 2.27 of the Seller Disclosure Schedule contains a true and complete list of all Intellectual Property of Seller. The Intellectual Property is owned by Seller free and clear of all liens, claims, restrictions and encumbrances of any nature whatsoever, and Seller has the exclusive right to use the Intellectual Property in the operation of its business without payment to a third party. Except as set forth in Section 2.27(a) of the Seller Disclosure Schedule, no Intellectual Property infringes or is infringed upon by any rights of third parties or is involved in any opposition, invalidation or cancellation action. The Intellectual Property is sufficient for the operation of Seller's business as currently conducted. Complete and correct copies of any and all license agreements for the Intellectual Property have been delivered to Purchaser. All of such license agreements are valid and binding, in full force and effect and enforceable in accordance with their respective terms. Neither Seller nor to Seller's and Stockholders's knowledge, any other party thereto is in violation of any of the terms of or in default under any such license agreements, nor has there occurred any event or condition which, with the passage of time or giving of notice (or both), would constitute a violation or default by Seller, nor to Seller's and Stockholders's knowledge, any other party thereunder.

      Section 2.28 No Undisclosed Liabilities. Seller has no material liabilities or obligations of any nature known by Seller (whether absolute, accrued or contingent) except for liabilities or obligations adequately reflected or reserved against in the Financial Statements and current liabilities incurred since 12-31-04 in the ordinary course of business to the extent such liabilities are reflected on Seller's books and records.

      Section 2.29 Absence of Certain Changes. Except as set forth on Section
2.29 of the Seller Disclosure Statement, since 12-31-04 there has not been:

            (a) Adverse Change. Any adverse change Material to the Business;

            (b) Damage. Any loss, damage or destruction, whether covered by insurance or not, affecting that is Material to the Business; (c) Increase in Compensation. Any increase in the compensation, salaries or wages payable or to become payable to any employee or agent of Seller (including, without limitation, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), or any bonus or other employee benefit granted, made or accrued;

            (d) Labor Disputes. Any labor dispute or disturbance, other than routine individual grievances which are not material to the business, financial condition or results of operations of Seller;

            (e) Commitments. Any commitment or transaction by Seller (including, without limitation, any borrowing or capital expenditure in excess of $5,000) other than in the ordinary course of Business consistent with past practice;

            (f) Dividends. Any declaration, setting aside, or payment of any dividend or any other distribution in respect of Seller's capital stock; any redemption, purchase or other acquisition by Seller of any capital stock of Seller, or any security relating thereto; or any other payment to any shareholder of Seller as such a shareholder (other than S corporation distributions);

            (g) Disposition of Property. Any sale, lease or other transfer or disposition of any properties or assets of Seller, except for the sale of inventory items in the ordinary course of business;

            (h) Indebtedness. Any indebtedness for borrowed money incurred, assumed or guaranteed by Seller;

      t 12 (i) Liens. Any Lien made on any of the properties or assets of Seller;

            (j) Amendment of Contracts. Any entering into, amendment or termination by Seller of any contract, or any waiver of material rights thereunder, other than in the ordinary course of business;

            (k) Loans and Advances. Any loan or advance (other than advances to employees in the ordinary course of business for travel and entertainment in accordance with past practice) to any person including, but not limited to, any officer, director or employee of Seller, or any Stockholders or their Affiliates;

            (l) Credit. Any grant of credit to any customer or distributor on terms or in amounts more favorable than those which have been extended to such customer or distributor in the past, any other change in the terms of any credit heretofore extended, or any other change of Seller's policies or practices with respect to the granting of credit; or

            (m) Unusual Events. Any other event or condition not in the ordinary course of Business of Seller.

      Section 2.30 Investment

      Seller (i) understands that the shares of IST Common Stock comprising the Purchase Price have not been, and shall not be, registered under the Securities Act or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the shares of IST Common Stock comprising the Purchase Price solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning Purchaser and NewSub and has had the opportunity to obtain additional information and ask such questions as desired in order to evaluate the merits and the risks inherent in holding shares of common stock of Purchaser, (v) is able to bear the economic risk and lack of liquidity inherent in holding shares of common stock of Purchaser, and (vi) is an Accredited Investor. "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act of 1933, as amended (the "Act").

      Section 2.31 Tax Matters

            Seller has not knowingly taken, or knowingly agreed or knowingly failed to take, any action that would prevent this transaction from qualifying as a reorganization under Section 368(a) of the Code. Seller has sought and obtained its own advisor as to the tax consequences of this transaction and the investment in the IST Common Stock.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Section 3.1 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller and Stockholders that the following are true and correct as of the date first written above and shall be true and correct on the Closing Date and shall be unaffected by any investigation heretofore or hereafter made by Seller or Stockholders other than as specifically disclosed in the Disclosure Schedule delivered to Seller at the time of execution of this Agreement.



      Section 3.2 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing in the State of California.

      Section 3.3 Corporate Authority. Purchaser has full corporate power and authority to execute, deliver and perform all of its obligations under this Agreement and the other agreements to be executed, delivered and performed by Purchaser hereunder; the execution, delivery and performance of this Agreement has been duly authorized and approved by all required corporate action of Purchaser; and this Agreement has been duly and validly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors' rights and general equity principles.

      Section 3.4 No Conflict; Authorization. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will violate or conflict with any provision of the Articles of Incorporation or By-laws of Purchaser or any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Purchaser or any of its assets or properties is subject or any material contract or agreement to which it is a party. No authorization, consent or approval of any public body or authority or any third party is necessary to permit the consummation on the part of Purchaser of the transactions contemplated by this Agreement.

      Section 3.5 Litigation. There is no action, claim, suit or proceeding pending, or to Purchaser's knowledge threatened, by or against or affecting Purchaser in connection with or relating to the transactions contemplated by this Agreement or of any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby.

      Section 3.6 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of Purchaser is or will be entitled to any commission or broker's or finder's fees from any of the parties hereto or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

      Section 3.7 Tax Matters. Purchaser has not knowingly taken, or knowingly agreed or knowingly failed to take, any action that would prevent this transaction from qualifying as a reorganization under Section 368(a) of the Code. Purchaser has sought and obtained its own advisor as to the tax consequences of this transaction.

                                   ARTICLE IV

                      CONDITIONS TO PURCHASER'S OBLIGATIONS

      Section 4.1 Conditions to Purchaser's Obligations. Purchaser's obligation to purchase and acquire the Purchased Assets and take the other actions required to be taken by Purchaser at the Closing is subject to the conditions set forth in this Article IV, unless any such condition shall have been waived by Purchaser in its sole discretion in writing.

      Section 4.2 Transfer Documents. Seller shall have delivered to Purchaser bills of sale, assignments, certificates of title and other appropriate documents of transfer, and any other documents required hereby in form and substance reasonably satisfactory to Purchaser transferring the Purchased Assets to Purchaser. Purchaser's counsel shall have received true copies of all such documents at or prior to the Closing.

      Section 4.3 Good Standing Certificate. Seller shall have delivered to Purchaser a certificate from the Secretary of State of the State of Florida, to the effect that Seller is in good standing in such state. Such certificates shall be dated not more than fifteen (15) days prior to the Closing Date.

      Section 4.4 No Litigation Threatened. No action or proceeding shall have been instituted or, to the best knowledge, information and belief of Seller and Stockholders, shall have been threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby or which would have a material adverse effect on the Business.

      Section 4.5 Approvals and Consents. Consents of the third parties to the assignment to Purchaser of all leases and Contracts set forth on Schedule 4.5, and all other governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received by Purchaser in a form and substance acceptable to Purchaser.

      Section 4.6 Representations and Warranties True and Accurate as of Closing. Each of the representations and warranties of the Seller and Stockholders contained in this Agreement shall be true and correct, in each case as of the date of this Agreement and (except to the extent such representations speak as of a specific date or time in which case such representations and warranties shall be or have been true as of such date or time) as of the Closing Date as though made on and as of the Closing Date, except where the failures to be true and correct (without regard to any materiality qualifications contained therein), in the aggregate, have not had, and would not reasonably be expected to have an adverse effect Material to the Business; and Purchaser shall have received a certificate signed by Stockholders and Seller and Seller's Chief Executive Officer and Chief Financial Officer to such effect. The Seller and the Stockholders shall have performed or complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date; and Purchaser shall have received a certificate signed by each of the Stockholders and the Seller's Chief Executive Officer and Chief Financial Officer to such effect.

      Section 4.7 Absence of Liens. There shall be no Liens on the Purchased Assets except for Liens for current taxes not yet due and payable and except for Liens securing the payment of any of the Assumed Liabilities or which will be released upon payments to Seller's creditors pursuant to payoff letters delivered to Purchaser and its counsel not less than one business day prior to Closing.

      Section 4.8 Material Adverse Changes. There shall not have occurred after the date hereof, from and to the Closing, any events, facts or circumstances which individually or together with all such other events, facts or circumstances have had or which could have an adverse effect Material to the Business.

      Section 4.9 Due Diligence; Schedules. Purchaser shall have completed to its sole satisfaction its business, financial and legal due diligence investigation of Seller and shall have found, in the Purchaser's sole discretion, the Seller's prospects, business, operations, assets, commitments, rights and liabilities to be satisfactory.

      Section 4.10 Employment Agreement. Chris Lietz and Purchaser shall have entered into an employment agreement with Purchaser, substantially in the form of Exhibit "B" hereto, under which Chris Lietz will serve as President of Purchaser. Todd Lietz and Purchaser shall have entered into an employment agreement with Purchaser, substantially in the form of Exhibit "C" hereto, under which Todd Lietz will serve as Vice President of Purchaser.

      Section 4.11 Lease Assignments. With respect to each of the Leases, Seller shall have delivered estoppel certificates addressed to NewSub dated within two
(2) days of the Closing Date, (i) identifying the Lease documents and any amendments thereto, (ii) stating that the Lease is valid and in full force and effect (iii) stating to the best knowledge of the lessor, that the tenant is not in default under the Lease and no event has occurred that, with notice or lapse of time or both, would constitute a default by the tenant under the Lease, (iv) stating the amounts payable by Seller under the Lease and the date to which the same have been paid, (v) stating that the transactions contemplated by this Agreement will not constitute a default under the Lease and that landlord consents to the assignment of the Lease to Purchaser.

      Section 4.12 Opinion of Seller's Counsel. Seller shall have delivered to Purchaser an opinion of Seller's Counsel, Michael Addison, dated the Closing Date in the form attached hereto as Exhibit "D."

      Section 4.13 Non-Foreign Affidavit. Seller shall have furnished to Purchaser an affidavit, in form reasonably satisfactory to Purchaser, of Seller stating under penalty of perjury Seller's United States taxpayer identification number and that Seller is not a foreign person within the meaning of Section 1445(b)(2) of the Code, and containing all such other information as is required to comply with the requirements of such Section.

      Section 4.14 Bank Accounts. Seller shall have transferred and assigned to Purchaser, effective as of the Closing Date, (A) all accounts listed on Section
2.6 of the Seller Disclosure Schedule, whether or not such accounts are held in the name of Seller, and (B) any power of attorney from Seller with respect to such accounts to Purchaser.

      Section 4.15 Bill of Sale. Seller shall have executed and delivered to Purchaser a Bill of Sale substantially in the form of Exhibit "E" hereto.

      Section 4.16 Assignment and Assumption. Seller shall have executed and delivered an assignment and assumption agreement substantially in the form of Exhibit "F" hereto ("Assignment and Assumption Agreement").

      Section 4.17 Tax Matters. Purchaser shall have received the favorable written opinion of Michael Addison, counsel to the Seller, to the effect that the transaction will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (and in rendering such opinion, Michael Addison may require delivery of an rely upon representation letters delivered by Purchaser in customary form).

      Section 4.18 Other Documents. Seller and Stockholders shall have delivered all other documents, instruments or writings required to be delivered to the Purchaser at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as the Purchaser may reasonably request in form and substance reasonably satisfactory to Purchaser and Purchaser's counsel.

                                   ARTICLE V

              CONDITIONS TO SELLER'S AND STOCKHOLDERS'S OBLIGATIONS

      Section 5.1 Conditions to Seller's Obligations. Seller's obligation to sell and assign the Purchased Assets and take the other actions required to be taken by Seller at the Closing and Stockholders's obligation to take all actions required to be taken by Stockholders at Closing are subject to receipt by Seller of all of the documents required to be delivered by Purchaser pursuant to this
Article V and compliance by Purchaser with the following conditions, unless any such condition shall have been waived in writing by Sellers in its sole discretion.

      Section 5.2 Representations, Warranties and Covenants. Each of the representations and warranties of Purchaser contained in this Agreement shall be true and correct, in each case as of the date of this Agreement and (except to the extent such representations speak as of a specific date or time in which case such representations and warranties shall be or have been true as of such date or time) as of the Closing Date as though made on and as of the Closing Date, except where the failures to be true and correct (without regard to any materiality or qualifications contained therein), in the aggregate, have not had, and would not reasonably be expected to have, a material adverse effect on the financial condition, assets, liabilities or operations of Purchaser; and Seller shall have received a certificate signed on behalf of Purchaser by an authorized officer of Purchaser to such effect. Purchaser shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied by it at or prior to the Closing Date; and Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.

      Section 5.3 No Litigation Threatened. No action or proceeding shall have been instituted or, to the best knowledge, information and belief of Purchaser, shall have been threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.

      Section 5.4 Assumption of Assumed Liabilities. Purchaser shall have delivered to Seller the Assignment and Assumption Agreement.

                                   ARTICLE VI

                                    COVENANTS

      Section 6.1 Further Assurances. From time to time after the Closing, each of the parties shall execute and deliver such documents, further instruments of sale, transfer, assignment and delivery and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated by this Agreement, including the transfer, assignment and delivery of the Purchased Assets to the Purchaser. Without limiting the generality of the foregoing, the Seller and Stockholders shall take any and all action necessary to ensure that the New Sub has good and marketable title to all property and assets, tangible and intangible, and all leases, licenses and other agreements, which are necessary to permit the New Sub to carry on, or are currently used or held for use in, the business of the Seller as presently conducted.

      Section 6.2 Disclosure. Neither Seller, Stockholders, Purchaser, nor any of their respective employees, agents or representatives shall make any public disclosure or announcement concerning the transactions provided for herein other than (i) a joint press release in agreed form issued by Purchaser and Seller if, in the opinion of counsel for Purchaser, such public disclosure is required by the Securities and Exchange Commission or OTC Bulletin Board, or (ii) any other disclosures or announcements required, in the good faith judgment of Purchaser, to be made by law. As to any such disclosures required by law a copy shall be provided to all parties at least five (5) business days prior to the dissemination thereof by a party.

      Section 6.3 Tax Matters.

            (a) Seller and Purchaser agree to furnish or cause to be furnished to each other, upon request, as promptly as reasonably practicable, such information and assistance (including access to books and records) relating to the Business or the Purchased Assets as is reasonably necessary for the preparation of any Tax return or claim for refund, the making of any election relating to Taxes, the preparation for any audit and the prosecution or defense of any claim, suit or proceeding relating to any Tax. Seller and Purchaser agree to (i) retain all books and records with respect to Tax matters concerning the Business and any taxable period beginning before the Closing Date for a period of at least six years following the Closing Date and, at the end of such, give each other at least ten days' prior written notice before transferring, destroying or discarding any such books and records and, if the other party so requests, allow the other party to take possession of such books and records. Seller and Purchaser shall cooperate with each other in the conduct of any audit or other proceeding relating to taxes involving the Assets or the Business.

            (b) Any Taxes of whatsoever kind or nature which may be payable in connection with the sale of the Purchased Assets to be transferred to Purchaser hereunder ("Transfer Tax"), shall be borne solely by Seller and Stockholders who shall certify to Purchaser that all such Taxes have been paid and hold Purchaser harmless therefrom. Seller and Purchaser shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation. The party that is required by applicable law to make the filings, reports or returns with respect to any applicable Transfer Taxes shall do so, and the other party shall cooperate with respect thereto as necessary.

            (c) Purchaser and Seller acknowledge and agree that it is intended that this transaction will constitute a reorganization under Section 368(a) of the Code. Purchaser and Seller shall not knowingly take actions or cause actions to be taken that could reasonably be expected to prevent this transaction from qualifying as a reorganization under Section 368(a) of the Code. Purchaser and Seller shall, among other things, take those actions necessary to effect the tax-free reorganization, including those actions required by Treas. Reg. Section 1.368-3.

      Section 6.4 Non-competition; Non-Solicitation. Without the express prior written consent of Purchaser and New Sub, Seller and Stockholders shall not at any time during the three-year period immediately following the Closing Date, or upon one-year following termination of employment of Seller with Purchaser and/or New Sub, whichever period is shorter, on their own behalf or on behalf of or for the benefit of any Competing Business (as hereinafter defined), do any of the following:

            (a) establish, acquire or engage in any Competing Business within the United States or its territories; or

            (b) directly or indirectly, solicit, contact, call upon, communicate with or attempt to communicate with any customer or prospect of Seller, Purchaser or New Sub or any representative of any customer or prospect of Seller, Purchaser or New Sub, with a view to selling or providing any product, equipment or service similar to that sold, provided or under development by Purchaser, Seller or New Sub (except as an employee of Purchaser or New Sub); or

            (c) directly or indirectly, solicit, entice, or attempt to do the same to, any employee of Purchaser or New Sub or provide information about any employee of Purchaser or New Sub to others for the purpose of soliciting any such employee to leave his/her employment with Purchaser or New Sub to work for any Competing Business.

      For purposes of this Agreement, "Competing Business" shall mean any business or enterprise, however conducted or organized, whether by Seller, Stockholders, or by others, which is the same or essentially the same as, or which performs any substantial part of the business of Purchaser, New Sub or Seller, including the Hosting and IT Managed Services business. The parties acknowledge and agree that Purchaser, New Sub and Seller are involved in the business of researching and developing, creating, designing, manufacturing, marketing, distributing and selling Hosting and IT Managed Services, and related products.

      Seller and Stockholders shall not use the name "Data Tech" or "Graphics Tech" or any derivative thereof in any Competing Business.



      Section 6.5 Confidentiality. Each of Seller, Stockholders, Purchaser and New Sub agree to treat as confidential and as a trade secret pursuant to and in accordance with the Uniform Trade Secrets Act (Florida Statutes 688, as amended) any and all business information of the other party in its possession, in each case by using the same degree of care as is used for its own trade secrets, but no less than a reasonable standard of care, to prevent the unauthorized use, dissemination, misappropriation or disclosure of such trade secrets. Neither party may misappropriate the business information of the other party in its possession. For purposes hereof, "trade secrets" shall include all supplier and customer lists and files, techniques, processes, know how, advertising, distribution and sales methods, sales and profit figures, budgets, capital spending plans, acquisition and divestiture plans, marketing data, financial information, employee lists, real property information (leasing or otherwise) and the like.

      Section 6.6 Forbearance by Seller. From the date hereof until the Closing, Seller and Stockholders shall conduct the Business prudently and in the ordinary course consistent with past practice. Without the prior consent of Purchaser, from the date hereof until the Closing, Seller and Stockholders shall not in connection with the conduct of the Business, do or agree to do any of the following;

            (a) Guarantee or otherwise become responsible for the obligations of any other Person;

            (b) Permit any of the Purchased Assets to be subjected to any new mortgage, pledge, security interest, lien or restriction or encumbrance of any kind;

            (c) Sell or transfer any of the Purchased Assets other than sales of inventory in the ordinary course of Business;

            (d) Enter into a lease or contract relating to the Business providing for total payments in excess of $5,000 other than purchase orders entered into in the ordinary course of business;

            (e) Terminate any leases relating to the Business, terminate any contracts relating to the Business (other than terminating in the ordinary course of business contracts that are not Material to the Business) or make any material changes to any leases or contracts, except as contemplated herein;

            (f) Incur any new obligation that would extend beyond the Closing Date which would increase in any manner the compensation of any of the Business's employees, Stockholderss or professionals (including an increase in fringe benefits or the provision of fringe benefits to employees not previously entitled thereto) except for normal merit and cost of living increases granted in the ordinary course of business;

            (g) Pay or agree to pay any pension or retirement allowance not required by any existing plan or agreement to any employees of the Business, or enter into or modify any employment agreements or adopt any new pension, retirement, or profit sharing plan or agreement relating to any such employees;

            (h) Hire or terminate any employee of the Business who occupies the position of supervisor or a higher level position (except with prior written notice to and consent of Purchaser);

            (i) Adopt any new method of accounting with respect to the Business;

            (j) Make any capital expenditures with respect to the Business in excess of $5,000;

            (k) Incur any other indebtedness or liability, except in the usual and ordinary course of business of Seller consistent with its past practice;

            (l) Discharge or satisfy any claims, liabilities or obligations other than in the usual or ordinary course of business (other than subchapter S tax distributions to shareholders); or

            (m) Grant any option, warrant or other right to purchase, or to convert any obligation into, shares of its capital stock, (B) issue any shares of its capital stock or (C) redeem or otherwise acquire any shares of its capital stock;

            (n) Enter into or modify any material agreement with any other Person or entity;

            (o) Commence any legal action; or

            (p) Agree to do any of the foregoing.

      Section 6.7 Affirmative Covenants Pending Closing. From the date hereof until the Closing, Seller and Stockholders will:

            (a) Use reasonable commercial efforts to preserve intact Seller's business organization and keep available the services of present employees, in each case in accordance with past practice;

            (b) Use reasonable commercial efforts to keep in effect on behalf of Seller, casualty, public liability, worker's compensation and other insurance policies in coverage amounts not less than those in effect at the date of this Agreement;

      t 12 (c) Use reasonable commercial efforts to preserve Seller's businesses and, in accordance with past practice, advertise, promote and market its services, keep its properties intact, preserve its goodwill and maintain all physical properties in good operating condition;

            (d) Operate Seller's Business in only the ordinary course and consistent with past practice; and

            (e) Maintain working capital in a manner consistent with operations in the ordinary course of business.

      Section 6.8 Insurance and Maintenance and Location of Assets. Until the Closing, Seller shall continue to insure the Business and the Purchased Assets against all insurable risks in the manner and to the extent such items were insured on the date hereof and the Purchased Assets and any property leased by Seller shall be used, maintained, and repaired in a manner consistent with prior practice. On the Closing Date, all of the Purchased Assets and any property to which Seller has a right of possession shall be located on the Premises or at such other location as specified on Schedule 1.1(c) hereto.

      Section 6.9 Access. Until the Closing, Seller shall grant Purchaser and its employees, auditors, legal counsel, and other authorized representatives all reasonable opportunity and access to inspect, investigate, and audit the Purchased Assets, Assumed Liabilities, contracts, operations and business of Seller before Closing, subject to such reasonable restrictions as Seller may request to maintain the confidentiality of this Agreement and the transactions contemplated hereby. Purchaser will conduct its on-site non-financial due diligence, inspection and investigation as determined necessary by Purchaser and at any other times during Purchaser's due diligence period as mutually agreed upon between Purchaser and Seller. Seller's approval of such additional due diligence requests shall not be unreasonably withheld. Purchaser will conduct its investigation of Seller's financial records with its auditors on the premises of Seller.

      Section 6.10 Sales and Use Taxes. Seller will provide Purchaser with proof of filing of all sales and/or use taxes for the last three years and proof of payment of the tax shown to be due thereon. For the reporting period ending on the Closing Date, Seller will file the sales and use tax returns for the sales and purchases at the Premises for such period on or before the due date and will provide Purchaser with copies of such returns and proof of payment of the taxes due thereon.

      Section 6.11 Consent of Seller. Seller will provide, at Purchaser's expense, all consents necessary in order for Purchaser to comply with any filing requirements of Purchaser pursuant to the rules and regulations of the Securities and Exchange Commission and OTC Bulletin Board.

      Section 6.12 Duty to Supplement. If either Seller or any Stockholders discovers any fact, event, condition or circumstance that causes any representation or warranty made by the Seller and Stockholders to Purchaser in this Agreement to become untrue or inaccurate at any time after the date of this Agreement, such Seller or Stockholders shall promptly (but in no event later than 48 hours) notify the Purchaser of such fact, event, condition or circumstance. If either the Seller or any Stockholders discovers any development, event, circumstance or condition occurring after the date hereof that individually or in the aggregate, would reasonably be expected to have an adverse effect Material to the Business, such Seller shall promptly (but in no event later than 48 hours) notify the Purchaser of such development, event or circumstance or condition. In such event, Purchaser shall have the option to terminate this Agreement under Section 7.1(c).

      Section 6.13 Exclusive Dealing. Until the date this Agreement is terminated in accordance with Section 7.1 hereof, Seller and Stockholders will not, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person relating to the acquisition of Seller, its capital stock, its assets or its business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation or otherwise (other than sales of inventory in the ordinary course of business). Seller shall immediately notify Purchaser regarding any contact between Seller or any Stockholders, and any potential acquirer or their respective representatives and any other person regarding any such offer or proposal or related inquiry.

      Section 6.14 Employees and Employee Benefits.

            (a) Affected Employees. "Affected Employees" shall mean those employees of Seller set forth on Schedule 6.14(a) who are employed by Purchaser immediately after the Closing.

            (b) Retained Responsibilities. Seller agrees to indemnify and hold Purchaser harmless from, all claims for benefits, whether insured or otherwise (including, but not limited to, workers' compensation, life insurance, medical and disability programs, including coverage continuation under group health plans pursuant to Section 608 et seq. of ERISA), under Seller's employee benefit programs brought by, or in respect of, Affected Employees and other employees and former employees of Seller, which claims arise out of events occurring on or prior to the Closing Date, in accordance with the terms and conditions of such programs or applicable workers' compensation statutes without interruption as a result of the employment by Purchaser of any such employees after the Closing Date

            (c) Payroll Tax. Seller agrees to make a clean cut-off of payroll and payroll tax reporting with respect to the Affected Employees paying over to the federal, state and city governments those amounts respectively withheld or required to be withheld for periods ending on or prior to the Closing Date. Seller also agrees to issue, by the date prescribed by IRS Regulations, Forms W-2 for wages paid through the Closing Date. Except as set forth in this Agreement, Purchaser shall be responsible for all payroll and payroll tax obligations after the Closing Date for Affected Employees.

            (d) Termination Benefits. If (i) any action on the part of Seller prior to the Closing, (ii) the sale to Purchaser of the business and assets of Seller pursuant to this Agreement or any other transactions contemplated by this Agreement, or (iii) if the failure by Purchaser to hire any employee of Seller, shall result in any liability for severance payments or termination benefits under agreements or plans of Seller, such Liability shall be the sole responsibility of Seller, and Seller and Stockholders shall, jointly and severally, indemnify and hold harmless Purchaser against such liability.

      Section 6.15 IST Common Stock. Seller and Stockholders acknowledge that the certificates representing shares of IST Common Stock comprising the Purchase Price shall be imprinted with a legend substantially in the following form:

      THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ISSUED IN RELIANCE ON EXEMPTIONS, FROM REGISTRATION THEREUNDER. THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL

      SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


If Seller desires to transfer any of the shares of common stock of IST comprising the Purchase Price, Seller must furnish Purchaser with a written opinion satisfactory to Purchaser in form and substance from counsel satisfactory to Purchaser by reason of experience to the effect that the holder may transfer such shares as desired without registration under the Securities Act.



                                  ARTICLE VII

                                   TERMINATION

      Section 7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

            (a) by mutual written agreement of Purchaser and Seller;

            (b) by either Seller or Purchaser by written notice to the other party if (i) the Closing shall not have occurred on or before 5:00 p.m. EST on May 4th, 2005, unless such date shall be extended by the mutual written consent of Seller and Purchaser;

            (c) by Purchaser if (i) the representations and warranties of Seller and Stockholders shall not have been true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date when made, (ii) Seller or Stockholders shall have breached any covenants set forth herein, or (iii) if any of the conditions set forth in this Agreement shall not have been fulfilled by the Closing Date (or such other date as specified in this Agreement), unless such failure shall be due to the failure of Purchaser to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

            (d) by Seller if (i) the representations and warranties of Purchaser shall not have been true and correct in all respects (in case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date when made, (ii) the Purchaser shall have breached any covenants set forth herein, or (iii) if any of the conditions set forth in this Agreement shall not have been fulfilled by the Closing Date (or such other date as specified in this Agreement), unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing.

      Section 7.2 Effect of Termination. In the event this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and of no effect and there shall be no liability on the part of the parties hereto; provided, however, that termination of this Agreement shall be without prejudice to any rights any party may have hereunder against any other party for any intentional breach of this Agreement prior to its termination; provided further, that Sections 6.5, 8.2 (with respect to third party claims), 9.2 and 9.4 hereof shall survive any termination.

                                  ARTICLE VIII

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

      Section 8.1 Survival of Representations and Warranties.

            (a) The representations and warranties of the Seller and Stockholders in this Agreement or any document delivered pursuant hereto shall survive the Closing for a period beginning on the Closing Date and ending on the third anniversary of the Closing Date and shall terminate and be of no further force or effect as of the day after such date (the "Expiration Date"), except that the representations and warranties in Sections 2.3 and 2.7 shall survive the Closing forever and shall not terminate.

            (b) The covenants and agreements of the Seller, Stockholders and Purchaser in this Agreement or any document delivered pursuant thereto shall survive the Closing and shall be fully effective and enforceable for the periods therein indicated or where not indicated forever.

      Section 8.2 Seller's and Stockholders's Obligation to Indemnify.

            (a) Subsequent to the Closing, Seller and Stockholders, jointly and severally, shall indemnify and hold harmless the Purchaser and New Sub and their respective directors, officers, employees, agents, affiliates and assigns, other than any Seller, (collectively, the "Purchaser Indemnified Persons") from and against all losses, liabilities, damages, deficiencies, costs or expenses, including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorneys' fees, whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing (collectively, "Losses") suffered or incurred by any Purchaser Indemnified Person based upon, arising out of or otherwise in respect of (i) any inaccuracy in or breach of (without regard to any knowledge, dollar threshold, materiality or Material Adverse Effect qualifications contained therein) any representation or warranty of the Seller or Stockholders in this Agreement or in any document delivered pursuant hereto, (ii) any breach of (without regard to any knowledge, dollar threshold, materiality or Material Adverse Effect qualifications contained therein) any covenant or agreement of the Seller or Stockholders in this Agreement or in any document delivered pursuant hereto; provided that in determining the amount of any Loss suffered or incurred by any Purchaser Indemnified Person hereunder, such Loss shall be reduced by the economic benefit to any Purchaser Indemnified Person, if any, occurring or reasonably anticipated to occur from any applicable insurance coverage and the benefits actually received under federal, state and local Tax laws then applicable and the allowance of an appropriate discount for timing factors.

            (b) No indemnification shall be payable pursuant to Section 8.2(a) with respect to any inaccuracy or breach of any representation or warranty or breach of any covenant or agreement after termination thereof in accordance with

Section 8.1, except with respect to claims made prior to such termination pursuant to Section 8.7 but not then resolved (such representation, warranty, covenant or agreement surviving with respect to such claim until resolution of such claim).

      Section 8.3 Limitations on Seller's and Stockholders's Indemnification. Notwithstanding any provision of this Agreement to the contrary:

            (a) The limitations of Sections 8.2(b) and 8.3(b) shall not apply in the case of a fraudulent or intentional misrepresentation or breach by the Seller.

            (b) The Seller and Stockholders shall have no obligation to indemnify any Purchaser Indemnified Person pursuant to Section 8.2(a) until the aggregate amount of the Losses subject thereto exceed $10,000 (the "Deductible Amount"), after which, subject to the next sentence of this section, the obligation of the Seller and Stockholders shall be to indemnify the Purchaser Indemnified Persons to the full extent of such Losses in excess of the Deductible Amount. Subject to the provisions of Section 8.3(a), the indemnification obligations under this Section 8.3(b) and shall be the sole and exclusive remedy of the Purchaser Indemnified Persons with respect to any Losses incurred by any Purchaser Indemnified Persons relating to or in connection with the transactions contemplated by this Agreement and the aggregate liability of the Seller and Stockholders for indemnification hereunder shall be limited to the sum of the Purchase Price (the "Applicable Cap"). Notwithstanding the preceding sentences, the Seller and Stockholders shall indemnify any Purchaser Indemnified Person pursuant to Section 8.2(a) in connection with any Losses subject thereto, without reference to the Deductible Amount, for any claims made that are related to Intellectual Property infringement, theft or related cause, and the obligation of the Seller and Stockholders shall be to indemnify the Purchaser Indemnified Persons to the full extent of such Losses.

            (c) Each party hereto shall use all reasonable efforts to mitigate the amount of any Loss.

      Section 8.4 Survival of Purchaser Obligations.

            (a) The representations and warranties of the Purchaser in this Agreement or any document delivered pursuant hereto shall survive the Closing for a period beginning on the Closing Date and ending on the Expiration Date and shall terminate and be of no further force or effect as of such date, except that the representations and warranties in Section 3.2 shall survive the Closing forever and shall not terminate.

            (b) The covenants and agreements of the Purchaser in this Agreement or any document delivered pursuant hereto shall survive the Closing and shall be fully effective and enforceable for the periods therein indicated or where not indicated, for the periods ending upon the expiration of the last statute of limitations applicable to any claim arising under any such covenant or agreement.

      Section 8.5 Purchaser Obligation to Indemnify.

            (a) Subsequent to the Closing, the Purchaser shall indemnify and hold harmless the Seller and Stockholders from and against all Losses suffered or incurred by any Seller or Stockholders based upon, arising out of or otherwise in respect of (i) any inaccuracy in or breach of any representation or warranty of the Purchaser in this Agreement or any document delivered pursuant hereto or (ii) any breach of any covenant or agreement of the Purchaser in this Agreement or any document delivered pursuant hereto; provided that in determining the amount of any Loss suffered or incurred by Seller or Stockholders hereunder, such Loss shall be reduced by the economic benefit to Seller or Stockholders, if any, occurring or reasonably anticipated to occur from any applicable insurance coverage and the benefits actually received under federal, state and local Tax laws then applicable and the allowance of an appropriate discount for timing factors.

            (b) No indemnification shall be payable pursuant to Section 8.5(a) with respect to any inaccuracy or breach of any representation or warranty or breach of any covenant or agreement after termination thereof in accordance with
Section 8.4, except with respect to claims made prior to such termination pursuant to Section 8.7 but not then resolved (such representation, warranty, covenant or agreement surviving with respect to such claim until resolution of such claim).

      Section 8.6 Limitations on Purchaser Indemnification.

            (a) The limitations of Sections 8.5(b) and 8.6(b) shall not apply in the case of a fraudulent or intentional misrepresentation or breach by the Purchaser.

            (b) The Purchaser shall have no obligation to indemnify the Seller or Stockholders pursuant to Section 8.5(a) until the aggregate amount of the Losses subject thereto exceed the Deductible Amount, after which, subject to the following sentence, the obligation of the Purchaser shall be to indemnify the Seller or Stockholders to the full extent of such Losses in excess of the Deductible Amount. Subject to the provisions of Section 8.6(a), the indemnification obligations of the Purchaser under this Section 8.6(b) shall be the sole and exclusive remedy of the Seller and Stockholders with respect to any Losses incurred by any Seller or Stockholders relating to or in connection with the transactions contemplated by this Agreement and the aggregate liability of the Purchaser for indemnification hereunder shall be limited to the Applicable Cap; provided, however, that nothing contained in this Section 8.6(b) shall limit the Purchaser's obligation to pay the Purchase Price pursuant to Section 1.1.

      Section 8.7 Procedures Relating to Indemnification.

            (a) An indemnified Person under Sections 8.2(a) or 8.5(a) (the "Indemnified Party") shall give prompt written notice to the indemnifying party (the "Indemnifying Party") of any Loss in respect of which such Indemnified Party is seeking indemnification under Sections 8.2(a) or 8.5(a), specifying in reasonable detail the nature of such Loss, the section or sections of this Agreement to which the Loss relates, and the amount of such Loss (or if not then determinable, its best estimate of the amount of such Loss), except that any delay or failure to so notify the Indemnifying Party shall only relieve the Indemnifying Party of its obligations hereunder to the extent, if at all, that it is prejudiced by reason of such delay or failure. Any such notice given by any Indemnified Party under Section 8.7(a) shall be given to the Seller.

            (b) If a Loss is suffered or incurred for or on account of or arises from or in connection with any demand, claim, suit, action, cause of action, investigation or inquiry by a Person not party to this Agreement (a "Third Party Claim"), the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in such Third Party Claim and participate in such defense thereof at its own expense. The Indemnifying Party shall not, without the Indemnified Party's prior written consent, which shall not be unreasonably withheld, settle or compromise any Third Party Claim or consent to the entry of any judgment with respect to any Third Party Claim. If the Indemnifying Party fails to assume the defense of any Third Party Claim within 20 business days after notice thereof, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Third Party Claim for the account of the Indemnifying Party.

            (c) With respect to any Loss (other than any Loss suffered or incurred for or on account of or arising from or in connection with any Third Party Claim), the Indemnifying Party shall have 30 business days from receipt of notice from the Indemnified Party of such Loss within which to respond thereto. If the Indemnifying Party does not respond within such 30 business day period, the Indemnifying Party shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such Loss.

            (d) The Indemnifying Party shall promptly pay the Indemnified Party any amount due under this Article VIII, which payment may be accomplished in whole or in part, at the option of the Indemnified Party, by the Indemnified Party setting off any amount owed to the Indemnifying Party by the Indemnified Party. To the extent set-off is made by an Indemnified Party in satisfaction or partial satisfaction of an indemnity obligation under this Article VIII that is disputed by the Indemnifying Party, upon a subsequent determination by final judgment not subject to appeal that all or a portion of such indemnity obligation was not owed to the Indemnified Party, the Indemnified Party shall pay the Indemnifying Party the amount that was set off and not owed, plus interest at the rate per annum of [6% (600 basis points)] beginning on the date of set-off and continuing until the date of payment to the Indemnifying Party of all such funds by the Indemnified Party. The right to set-off in this Section 8.7(d) shall be without prejudice and in addition to any right of set-off, lien or other right to which the Indemnified Party is at any time otherwise entitled (whether by operation of law, agreement or otherwise).

      Section 8.8 Characterization of Indemnification Payments. Any payments made pursuant to Article VIII of this Agreement shall be treated for all Tax purposes as adjustments to the consideration to be paid hereunder and no party or any of its Affiliates shall take any position on a Tax Return or in any proceeding with any taxing authority contrary to such treatment, unless otherwise required by law.

                                   ARTICLE IX

                                  MISCELLANEOUS

      Section 9.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings unless the context otherwise requires.

            (a) "Affiliate" means any Person who controls, is controlled by or is under common control with Seller, Stockholders or Purchaser, as the case may be.

            (b) "Code" means the Internal Revenue Code of 1986, as amended.

            (c) "GAAP" means generally accepted accounting principles utilized in the United States of America, consistently applied.

            (d) "Knowledge," "Information" or "Belief" means, with respect to Seller or Purchaser, the actual knowledge of their respective executive officers after they have made due and diligent inquiry as to the matters that are the subject of such representations and warranties and, with respect to Stockholders, the actual knowledge of such Stockholders after he has made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

            (e) "Material to the Business" means material to the business, assets, properties, operations, results of operations, or financial condition of Seller, taken as a whole.

            (f) "Ordinary Course of Business" means the conduct of Seller's business and operations in the ordinary course in a manner consistent with past custom and practices.

            (g) "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, a government, and any other legal entity.

            (h) "Tax" means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding on amounts paid to or by the Seller, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority or (ii) liability for the payment of any amounts of the type described in (i) as a result of being party to any agreement or any express or implied obligation to indemnify any other Person.

            (i) "Taxing Authority" means any governmental authority responsible for the imposition of any Tax (domestic or foreign).

      Section 9.2 Professional Expenses. Seller and Stockholders, on the one hand, and Purchaser, on the other hand, shall each pay all of its own professional expenses relating to negotiating, drafting and closing the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its respective counsel, financial advisers, investment bankers and accountants, whether or not the transactions contemplated hereby are consummated.

      Section 9.3 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida without giving effect to conflicts of laws principles.

      Section 9.4 Jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto shall be brought in the appropriate courts of the State of Florida or the United States District Court for the Middle District of Florida. By execution and delivery of the Agreement, each of the parties to this Agreement consents to the exclusive jurisdiction of the aforesaid courts, waives any objection to venue therein and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Process in any such proceeding may be served on any party hereto anywhere. The prevailing party in any such proceeding shall be entitled to an award of its attorney's fees, paralegal fees, costs and expenses incurred at the trial and appellate levels and in any proceedings in Bankruptcy Court. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS WAIVED.

      Section 9.5 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

      Section 9.6 Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person or sent by express mail or by registered or certified mail, postage prepaid, addressed as follows:

      (i)   If to Seller or Stockholders:

            Lietz Development, Inc.
            4201 West Cypress Street
            Tampa, FL  33607
            Attention: Chris Lietz

            with a copy to:



            Attention: Michael Addison

      (ii)  If to Purchaser:

            IST Integrated Solutions, Inc.
            100 North Tampa Street, Suite 2410
            Tampa, FL  33602
            Attention: Christopher J. Floyd

            with a copy to:

            Foley & Lardner LLP
            100 North Tampa Street
            Suite 2700
            Tampa, Florida 33602
            Attention:  Curt Creely, Esquire
or such other address as shall be furnished in writing by any such party in accordance with this Section 9.6, and such notice or communication shall be deemed to have been given as of the date so personally delivered or received by mail.

      Section 9.7 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement. Nothing expressed or referred to herein is intended or shall be construed to give any other person any legal or equitable right, remedy or claim hereunder.

      Section 9.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one instrument.

      Section 9.9 Entire Agreement. This Agreement, including the Schedules, certificates and other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings (oral or written) between the parties with respect to such subject matter. The parties hereto acknowledge and agree that the only representations and warranties made by the parties in connection with the transactions contemplated hereby are those expressly made in writing herein (including the exhibits and schedules hereto and the certificates and other agreements delivered in accordance herewith). No oral representations or warranties have been made or implied by any party hereto.

      Section 9.10 Amendments; Waivers. This Agreement may only be amended by an agreement in writing signed by Purchaser and Seller. Neither the failure nor any delay by any party in exercising any right hereunder will operate as a waiver of such right, and no single or partial exercise of any such right will preclude any other or further exercise of such right or the exercise of any other right. Waiver of the benefit of any provision of this Agreement must be in writing to be effective. No due diligence investigation conducted by the representatives of Purchaser shall be deemed to constitute a waiver by Purchaser of any representations, warranties, covenants or other obligations contained in this Agreement.

      Section 9.11 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby. Any provision held invalid, illegal or unenforceable in part will remain in full force and effect to the extent not held invalid, illegal or unenforceable.

      Section 9.12 Rules of Construction. The normal rules of construction which require the terms of an agreement to be construed most strictly against the drafter of such agreement are hereby waived since each party has been represented by counsel in the drafting and negotiation of this Agreement.

      Section 9.13 Risk of Loss. Risk of loss of, or damage or destruction to, the Purchased Assets shall be borne by Seller until the Closing. In the event of damage or destruction to the Assets, Seller shall promptly notify Purchaser. If the loss of, or damage or destruction to, the Purchased Assets is inconsequential and immaterial, and the Purchaser is able to obtain the full benefit of its bargain, the Purchaser shall not have the right to terminate this Agreement.

      IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date and year first above written.



"Purchaser"                                "Seller"

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.     LIETZ DEVELOPMENT, INC.


By: /s/ Peter M. Peterson                  By: /s/ Chris Lietz
    ---------------------                      ---------------
     Peter M. Peterson, CEO                      Chris Lietz, President


IST INTEGRATED SOLUTIONS, INC.             SAPPHIRE OF TAMPA BAY, INC.


By: /s/ Christopher J. Floyd               By: /s/ Chris Lietz
    ------------------------                   ---------------
     Christopher J. Floyd, CFO                   Chris Lietz, President


                                           CHRIS LIETZ, Shareholder


                                               /s/ Chris Lietz


                                           TODD LIETZ, Shareholder


                                               /s/ Todd Lietz

                                 Schedule 1.1(a)

                               Accounts Receivable

                            $81,346 per the attached

                              Supplemental Package

                                 Schedule 1.1(c)

                                    Inventory

                             $9,735 per the attached

                              Supplemental Package

                                 Schedule 1.1(d)

                                  Fixed Assets

                    $97,280 net fixed assets per the attached

                              Supplemental Package

                                 Schedule 1.1(e)

                                    Contracts

                                 Schedule 1.1(f)

                                     Leases

                                 Schedule 1.2(b)

                           Employment Agreement Rights

                                  Schedule 1.7

                            Purchase Price Allocation

                                  Schedule 4.5

                                Required Consents

                                  Schedule 4.11

                              Employment Agreements

1.       Chris Lietz

2.       Todd Lietz

                                Schedule 6.14(a)

                                  Employee List

                             Disclosure Schedule 2.4

                                    Conflicts

                             Disclosure Schedule 2.5

                              Financial Statements

                             Disclosure Schedule 2.6

                                  Bank Accounts

                             Disclosure Schedule 2.7

                                      Liens

                             Disclosure Schedule 2.9

                                     Leases

                            Disclosure Schedule 2.12

                                   Litigation

                            Disclosure Schedule 2.14

                                    Inventory

                            Disclosure Schedule 2.15

                               Accounts Receivable

                            Disclosure Schedule 2.18

                           Seller's Insurance Policies

                           Disclosure Schedule 2.19(b)

                      Seller Employee Plans and Agreements

                           Disclosure Schedule 2.20(a)

                             Officers and Employees

                           Disclosure Schedule 2.20(b)

                           Non-Competition Agreements

                            Disclosure Schedule 2.21

                               Employee Relations

                            Disclosure Schedule 2.22

                              Licenses and Permits

                            Disclosure Schedule 2.25

                                    Discounts

                            Disclosure Schedule 2.26

                                   Commissions

                            Disclosure Schedule 2.27

                              Intellectual Property

                           Disclosure Schedule 2.27(a)

                          Intellectual Property Claims

                            Disclosure Schedule 2.29

                               Absence of Changes

                                    EXHIBIT A

                        Debt to be assumed in Transaction

                            $250,000 per the attached

                              Supplemental Package